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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

      We hereby consent to the use, in the registration Statement on Form S-8 of Universal Detection Technology and Subsidiaries of our report dated April 14, 2009 on our audit of the financial statements of Universal Detection Technology and Subsidiaries as of December 31, 2008 and 2007 and the result of its operations, stockholders' equity and cash flow for the year ended December 31, 2008 and 2007.


/s/ Kabani & Company, Inc.
--------------------------
Kabani & Company, Inc.
Los Angeles, California


Dated: May 15, 2009